UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2019

OPTEC INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Wyoming (State or other jurisdiction of incorporation)	000-55861 (Commission File Number)	45-5552519 (IRS Employer Identification No.)

2721 Loker Avenue West
Carlsbad, CA 92010
(760) 444-5566
www.OptecIntl.com

(Address and telephone number of registrant’s principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

On February 7, 2019 the Company acquired the Exclusive North American License for the OPTEC Zuumer, the Electric Zero Emissions All Terran Tri-wheel Rapid Response scooter, for the EMT First Responders & Law Enforcement Agencies from Optimized Fuel Technologies for (Five Hundred Thousand Dollars) $500,000 in cash; which is to be paid over a 24 month period.

The scooter is oriented towards the commercial marketplace vs the retail market. The scooters have previously been purchased by Southern California Law Enforcement and EMT divisions and rigorously tested and proven for over 4 years. The new OPTEC rapid response Scooter has a 40 Mile Range and 30 MPH capability on a single battery charge and is equipped with 2 Lithium Ion batteries on board giving double the range capability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optec International, Inc. (Registrant)
February 11, 2019	By:	/s/ Peter Sollenne
		Name:	Peter Sollenne
		Title:	Chief Executive Officer